                    COCA-COLA ENTERPRISES INC.                   Exhibit 99
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME           Page 1 of 5
          (Unaudited; In Millions Except Per Share Data)

                                                      Second-Quarter
                                              ------------------------------
                                                2001      2000(a)    Change
                                              -------    -------    --------
Net Operating Revenues                        $ 4,105    $ 4,027         2%
Cost of Sales                                   2,545      2,483     2 1/2%
                                              -------    -------
Gross Profit                                    1,560      1,544         1%
Selling, Delivery, and Administrative
  Expenses                                      1,289      1,156    11 1/2%
                                              -------    -------
Operating Income                                  271        388       (30)%
Interest Expense, Net                             188        200        (6)%
Other Nonoperating Expense, Net                    --          1
                                              -------    -------
Income Before Income Taxes                         83        187
Income Tax Expense Before Rate Change Benefit      14         64
Income Tax Rate Change (Benefit) (b)              (46)        --
                                              -------    -------
Net Income                                        115        123
Preferred Stock Dividends                           1          1
                                              -------    -------
Net Income Applicable to Common
  Shareowners                                 $   114    $   122
                                              =======    =======
Basic Average Common
  Shares Outstanding                              419        420
                                              =======    =======
Basic Net Income Per Share Applicable
  to Common Shareowners (c)                   $  0.27    $  0.29
                                              =======    =======
Diluted Average Common
  Shares Outstanding                              427        429
                                              =======    =======
Diluted Net Income Per Share Applicable
  to Common Shareowners (c)                   $  0.27    $  0.29
                                              =======    =======
Cash Operating Profit Data:
  Operating Income                            $   271    $   388       (30)%
  Depreciation                                    224        196        14%
  Amortization                                    113        112         1%
                                              -------    -------
Cash Operating Profit                         $   608    $   696   (12 1/2)%
                                              =======    =======

(a) 2000 results include a nonrecurring charge of $12 million related to
    Great Britain.
(b) Represents a $46 million nonrecurring reduction in deferred taxes.
(c) Per share data calculated prior to rounding to millions.

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                   COCA-COLA ENTERPRISES INC.                     Exhibit 99
          CONDENSED CONSOLIDATED STATEMENTS OF INCOME             Page 2 of 5
         (Unaudited; In Millions Except Per Share Data)

                                                       Six-Months
                                             ------------------------------
                                               2001       2000(a)    Change
                                             -------     -------    -------
Net Operating Revenues                       $ 7,457     $ 7,321        2%
Cost of Sales                                  4,613       4,495    2 1/2%
                                             -------     -------
Gross Profit                                   2,844       2,826      1/2%
Selling, Delivery, and Administrative
  Expenses                                     2,507       2,294    9 1/2%
                                             -------     -------
Operating Income                                 337         532      (37)%
Interest Expense, Net                            380         396       (4)%
Other Nonoperating Income, Net                    --          --
                                             -------     -------
Income (Loss) Before Income Taxes                (43)        136
Income Tax (Benefit) Expense Before
  Rate Change Benefit                            (28)         46
Income Tax Rate Change (Benefit) (b)             (46)         --
                                             -------     -------
Net Income                                        31          90
Preferred Stock Dividends                          2           2
                                             -------     -------
Net Income Applicable to Common
  Shareowners                                $    29     $    88
                                             =======     =======
Basic Average Common Shares Outstanding          418         420
                                             =======     =======
Basic Net Income Per Share Applicable
  to Common Shareowners (c)                  $  0.07     $  0.21
                                             =======     =======
Diluted Average Common Shares Outstanding        427         431
                                             =======     =======
Diluted Net Income Per Share Applicable
  to Common Shareowners (c)                  $  0.07     $  0.20
                                             =======     =======
Cash Operating Profit Data:
  Operating Income                           $   337     $   532      (37)%
  Depreciation                                   437         400        9%
  Amortization                                   225         227       (1)%
                                             -------     -------
Cash Operating Profit                        $   999     $ 1,159      (14)%
                                             =======     =======

(a) 2000 results include a nonrecurring charge of $12 million related to
    Great Britain.
(b) Represents a $46 million nonrecurring reduction in deferred taxes.
(c) Per share data calculated prior to rounding to millions.

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                     COCA-COLA ENTERPRISES INC.               Exhibit 99
               CONDENSED CONSOLIDATED BALANCE SHEETS          Page 3 of 5
                           (In Millions)

                                                 June 29,       December 31,
                                                   2001            2000
                                               -----------      -----------
                                               (Unaudited)
ASSETS
Current
  Cash and cash investments                     $    146         $   294
  Trade accounts receivable, net                   1,610           1,297
  Inventories                                        693             602
  Prepaid expenses and other current assets          421             438
                                                 -------         -------
    Total Current Assets                           2,870           2,631

Net Property, Plant, and Equipment                 5,777           5,783
Franchises and Other Noncurrent Assets, Net       13,622          13,748
                                                 -------         -------
                                                 $22,269         $22,162
                                                 =======         =======
LIABILITIES AND SHAREOWNERS' EQUITY
Current
  Accounts payable and accrued expenses          $ 2,317         $ 2,321
  Current portion of long-term debt                1,255             773
                                                 -------         -------
    Total Current Liabilities                      3,572           3,094

Long-Term Debt, Less Current Maturities           10,070          10,348
Retirement and Insurance Programs and
  Other Long-Term Obligations                      1,100           1,112
Long-Term Deferred Income Tax Liabilities          4,654           4,774
Shareowners' Equity                                2,873           2,834
                                                 -------         -------
                                                 $22,269         $22,162
                                                 =======         =======

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                       COCA-COLA ENTERPRISES INC.              Exhibit 99
                      Summary of Key Information              Page 4 of 5
                             (Unaudited)

                                                                 Currency
                                                                  Neutral
Second-Quarter 2001                              Change           Change
-------------------                            ----------      ------------

Cash Operating Profit                           (12 1/2)%          (11)%

Net Pricing Per Case (Bottle and Can) (a)            (1)%            1%

Cost of Sales Per Case (Bottle and Can)            (1/2)%        1 1/2%

Physical Case Bottle and Can Volume (b)
  Consolidated                                    3 1/2%
  North America                                   2 1/2%
  Europe                                              6%

Fountain Gallon Volume                               (1)%

Six-Months 2001
-------------------
Cash Operating Profit                               (14)%          (12)%

Net Pricing Per Case (Bottle and Can) (a)            (1)%            1%

Cost of Sales Per Case (Bottle and Can)             1/2%        2 1/2%

Physical Case Bottle and Can Volume (b)
  Consolidated                                    2 1/2%
  North America                                   1 1/2%
  Europe                                          6 1/2%

Fountain Gallon Volume                               Flat

(a) Net pricing per case is calculated as invoice pricing less allowances.
(b) Volume results have been adjusted to include acquisitions completed in
    2000.

-------------------------------------------------------------------------------

                         COCA-COLA ENTERPRISES INC.            Exhibit 99
                      Other Key Financial Information          Page 5 of 5

    Operating results for the quarter were impacted by a nonrecurring reduction in income taxes. Certain Canadian income tax rates were reduced, with the rate reductions phased in through 2005. These rate changes reduced deferred liabilities associated with the Company's operations in Canada by $46 million or
$0.11 per common share. This deferred tax liability reduction was recognized as a credit to income tax expense in the second quarter of 2001.

    The Company's effective tax rates for the first six months of 2001 and 2000 were approximately 65% and 34%, respectively. The effective tax rate for 2001 is a result of our projection of lower earnings for full-year 2001 in combination with earnings and tax rate differences in the countries in which we operate.

    In July 2001, the Company announced it will incur restructuring and other charges of $60 million to $80 million in the second half of 2001 related to a series of steps designed to improve the Company's cost structure. These steps include the elimination of support functions as a result of the consolidation of
North America into one operating unit and streamlining the management of our
North American operations to reflect the current business environment. We are also performing a comprehensive analysis of certain technology initiatives to evaluate  our continued investment in these initiatives.

                      *************************

    This Form 8-K contains forward-looking statements concerning management's current outlook for future periods and should be read in conjuction with cautionary statements found on page 48 of the Company's 2000 Annual Report and in the Company's first-quarter 2001 Form 10-Q.